UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2010

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 25, 2010, the Andersons, Inc. announced that it had made an investment in the Iowa Northern Railway Company ("IANR") and an affiliate, Zephyr Holding Company ("Zephyr"). The Company paid $12.6 million for a 49.9% equity stake in IANR and $0.5 million for a 49.9% equity stake in Zephyr. The equity stake received in both entities was in 14% cumulative convertible preferred shares.

IANR operates a 163-mile Class III (short line) railroad that runs diagonally through Iowa from northwest to southeast. With a fleet of 21 locomotives and 500 railcars, IANR primarily serves agribusiness customers and moves more than 50,000 car loads per year. Zephyr is involved in the development of storage and logistics terminals designed to aid the transloading of various products including ethanol and wind turbine components.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 26, 2010	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO